Exhibit 4.2

Offeree:______________________	______

Point Medical, Inc.

PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT,

ACCREDITED INVESTOR QUESTIONNAIRE

AND DISCLOSURE DOCUMENT

————————————————————————————————

Private Offering of up to a Maximum of ______ Common Shares

of

POINT MEDICAL, INC.

————————

Each Share is Offered at the Subscription Price of $___

and the

Maximum of ____ Shares for aggregate of $______

—————————————————

This Private Offering of Shares to be issued by Point Medical, Inc. (“We”, “Us” or the “Company”) is being conducted on a “best efforts” basis. This means that once we accept your subscription agreement, we will release your investment funds to the Company for the uses disclosed. We will terminate our Private Offering on ____________, our Private Offering “Termination Date”, unless extended by us for an additional period of time, not to exceed 60 days. See “Use of Proceeds” at Page 12 below. Accordingly you should be aware that we are not required to place your funds in escrow or raise any minimum amount of investor funds before we can use your investment funds for the purposes described herein.

—————————————————

Securities	Number	Subscription	Gross Proceeds	Net Proceeds
Offered	of Shares	Price	to Company	to Company[1]
Each Share:
Total Offering:
Maximum:

AN INVESTMENT IN THESE SHARES IS HIGHLY SPECULATIVE AND HIGH RISK;

POTENTIAL INVESTORS SHOULD READ THE “RISK FACTORS” AT PAGE 17.

1 We may engage one or more FINRA registered broker/dealers to assist us in the private offering of our Shares, in which case we will pay _______________.

BY ACCEPTING DELIVERY OF THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT, EACH PROSPECTIVE INVESTOR ACKNOWLEDGES AND AGREES THAT THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT IS THE PROPRIETARY PROPERTY OF THE COMPANY AND TO MAINTAIN ABSOLUTELY THE CONFIDENTIALITY OF ITS CONTENTS WHICH, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, SHALL NOT BE DISCLOSED TO ANY PERSON, COPIED OR USED FOR ANY OTHER PURPOSE OTHER THAN TO EVALUATE AN INVESTMENT IN THE SHARES OFFERED HEREBY AND TO RETURN THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT TO THE COMPANY IF THE PROSPECTIVE INVESTOR DOES NOT AGREE TO PURCHASE ANY OF THE SHARES.

INVESTMENT CONSIDERATIONS

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THIS PRIVATE OFFERING OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED FOR SALE IN THIS PRIVATE OFFERING ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. SEE RISK FACTORS.

EXCEPT AS OTHERWISE INDICATED, THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT SPEAKS AS OF THE DATE HEREOF. NEITHER THE DELIVERY OF THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AFTER THE DATE HEREOF.

NO RULINGS FROM THE INTERNAL REVENUE SERVICE OR LEGAL OPINIONS HAVE BEEN OR WILL BE SOUGHT WITH RESPECT TO ANY OF THE TAX CONSEQUENCES RELATING TO INVESTMENT IN THE SHARES OFFERED HEREIN. PROSPECTIVE INVESTORS SHOULD REVIEW THE PROPOSED TRANSACTIONS WITH THEIR TAX ADVISORS ON WHOSE OPINION THEY SHOULD RELY. PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT AS LEGAL, TAX OR INVESTMENT ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER COUNSEL, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING HIS OR HER INVESTMENT.

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THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT CONTAINS A FAIR SUMMARY OF THE DOCUMENTS REFERRED TO HEREIN, BUT REFERENCE IS MADE TO SUCH DOCUMENTS FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO, ALL OF WHICH DOCUMENTS ARE ATTACHED AS EXHIBITS HERETO AND INCORPORATED BY REFERENCE IN THEIR ENTIRETY HEREIN. OTHER INFORMATION CONTAINED HEREIN HAS BEEN OBTAINED FROM THE COMPANY AND FROM OTHER SOURCES DEEMED RELIABLE. SUCH INFORMATION NECESSARILY INCORPORATES SIGNIFICANT ASSUMPTIONS AS WELL AS FACTUAL MATTERS. ALL DOCUMENTS RELATING TO THIS INVESTMENT WILL BE MADE AVAILABLE TO POTENTIAL INVESTORS. ANY REPRESENTATIONS OTHER THAN THOSE SET FORTH IN THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT AND THE EXHIBITS ATTACHED HERETO MUST NOT BE RELIED UPON.

THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN ARE SUBJECT TO THE REVIEW BY THE INVESTOR OR HIS OR HER ADVISORS AND ARE DEEMED AN INTEGRAL PART OF THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT.

NEITHER DELIVERY OF THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH OR INCORPORATED BY REFERENCE IN THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT. THE INFORMATION PRESENTED IS AS OF THE DATE SET FORTH ON THE COVER PAGE HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATE (S).

THIS PRIVATE OFFERING IS SUBJECT TO WITHDRAWAL, CANCELLATION OR MODIFICATION BY THE COMPANY WITHOUT NOTICE AND IS SPECIFICALLY MADE SUBJECT TO THE TERMS DESCRIBED IN THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT.

EACH INVESTOR, PRIOR TO HIS OR HER PURCHASE OF THE SHARES OFFERED HEREBY, SHALL HAVE THE OPPORTSHAREY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM THE COMPANY OR HIS AUTHORIZED REPRESENTATIVE, DURING BUSINESS HOURS, CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION THAT THEY POSSESSES OR CAN ACQUIRE WITHOUT UNREASONABLE EFFORT OR EXPENSE THAT IS NECESSARY TO VERIFY THE ACCURACY OF INFORMATION FURNISHED IN THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT. ANY ADDITIONAL INFORMATION OR REPRESENTATIONS GIVEN OR MADE BY THE COMPANY OR HIS AUTHORIZED REPRESENTATIVE IN CONNECTION WITH THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT, WHETHER ORAL OR WRITTEN, ARE QUALIFIED IN THEIR ENTIRETY BY THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT.

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Point Medical, Inc.

SUBSCRIPTION DOCUMENTS

Instructions to Subscribers for Shares:

For those persons and entities who wish to subscribe for the Shares, set forth below is certain information which is intended to enable subscribers to more easily and quickly complete the necessary subscription documents. We have set forth below the following documents which must be completed and returned to us by all persons seeking to purchase our Shares:

A.	Purchaser Questionnaire for Individuals (to be completed by a Subscriber who is an individual). (1 Copy)

B.	Purchaser Questionnaire for Organizations and Trusts (to be completed by a Subscriber which is a corporation, partnership or trust. Questionnaires for Organizations and Trusts are available upon request). (1 Copy)

C.	Subscription Agreement (Signature pages, 2 Copies)

Subscription Agreement:

Please print and complete and sign one (1) signature page, for individuals is on page 19 and on page 20 for organizations.

Subscription Payments:

Payment for the number of Shares subscribed for, should accompany the executed Purchaser Questionnaire and Subscription Agreements described above.

Payments should be wired to Millington Savings Bank, 1902 Long Hill Road, Millington, NJ 07946,; ABA# 221272044; Account No. 200119046 “Point Medical, Inc.”, or may be mailed, payable to Point Medical, Inc., at 665 Martinsville Road, Ste. 219, Basking Ridge, NJ 07920

All PURCHASER QUESTIONNAIRES, SUBSCRIPTION AGREEMENTS AND SUBSCRIPTION CHECKS SHOULD BE RETURNED TO:

John Toedtman or Joerg Klaube

Point Medical, Inc.

665 Martinsville Road, Ste. 219

Basking Ridge, New Jersey 07920

Fax: 908-604-9077

Email for Receipt of Scanned Documents: jklaube@att.net

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PLEASE TYPE OR PRINT ALL INFORMATION IN INK

Point Medical, Inc.

(The "Company")

PURCHASER QUESTIONNAIRE FOR INDIVIDUALS

Purpose of the Questionnaire

The law requires that sales of the Shares of the Company be confined to persons that meet certain eligibility criteria in order not to violate the registration provisions of the Securities Act of 1933 and the securities laws of states in which the Shares may be offered. Accordingly, you should carefully and accurately set forth the information requested below. Failure by you to answer these questions accurately and completely could result in loss of exemptions from registration with respect to the entire Private Offering, to the substantial damage of the Company and its shareholders. This Questionnaire does not constitute an offer to sell or the solicitation of an offer to buy any security.

Instructions

One copy of this Questionnaire should be completed, signed, dated, and delivered to John Toedtman or Joerg Klaube, Point Medical, Inc., 665 Martinsville Road, Ste. 219, Basking Ridge, New Jersey 07920.

PLEASE COMPLETE THE FOLLOWING QUESTIONNAIRE FULLY, ATTACHING ADDITIONAL SHEETS IF NECESSARY. If the appropriate response is "None" or "Not Applicable," please so state.

Confidentiality

Answers will be kept strictly confidential at all times; however, the Company or its Securities Counsel may present this questionnaire to such parties as they deem appropriate in order to assure or to establish that the offer and sale of the Shares complies with federal and/or state securities laws.

Please answer all questions. If the answer to any questions is "None" or "Not Applicable," please so state.

1.	Full Name: __________________________________________________
Social Security Number ___________________________ Age _________

Occupation: _________________________________________________
____________________________________________________________

Citizenship _____________________ Number of Dependents _________
Residential Address:
___________________________________________________________
Street Address
___________________________________________________________
	City	State	Zip Code
Telephone: (____)____________________________________________

Business Address:
___________________________________________________________
Street Address
___________________________________________________________
	City	State	Zip Code
Telephone: (____)____________________________________________

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Please indicate your preferred mailing address:

(    ) Residential (    ) Business

2. Accredited Investor Status. Each potential investor in this private offering must represent that as a Subscriber, he, she or the entity is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, amended (the “Securities Act”). Specifically, the Subscriber is (check appropriate items):

_________ (i) A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act);

_________ (ii) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

_________ (iii) An insurance company (as defined in Section 2(13) of the Securities Act);

_________ (iv) An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”);

_________ (v) A Small Business Investment Company licensed by the U.S. Small Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958;

_________ (vi) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its subdivisions for the benefit to its employees, which plan has total assets in excess of $5,000,000;

_________ (vii) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a “Plan Fiduciary”, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

_________ (viii) An employee benefit plan within the meaning of ERISA having total assets in excess of $5,000,000;

_________ (ix) A self-directed employee benefit plan within the meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(a) of Regulation D;

_________ (x) A business development company (as defined in Section 2(a)(48) of the Investment Company Act) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940);

_________ (xi) A corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (tax exempt organization), not formed for the specific purpose of acquiring the Shares having total assets in excess of $5,000,000;

_________ (xii) Any executive officer or director of the Company;

_________ (xiii) An individual having an individual net worth or a joint net worth with spouse at the time of purchase in excess of $1,000,000; the value of the individual’s primary residence must be excluded and any indebtedness secured by the residence in excess of the value of the home should be considered a liability and deducted from the investor’s net worth.

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_________ (xiv) An individual whose net income was in excess of $200,000 in each of the two most recent calendar years, or whose joint income with spouse was in excess of $300,000 in each of those years, and who reasonably expects his net income to reach such level in the current calendar year;

_________ (xv) A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares whose purchase is directed by a sophisticated person (i.e., person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of any securities); or

_________ (xvi) Any entity in which all of the entity owners are “accredited investors.

3.	Are you aware that the Shares proposed to be offered will be non-marketable, requiring your capital investment to be maintained for an indefinite period of time?

Yes _____                              No _____

4.	Please list your business or professional educational background (schools attended and degrees obtained):

Schools Attended	Degree	Dates

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

5.	Please list any professional licenses or registrations including bar admissions, accounting certifications, real estate brokerage licenses, and SEC or state broker-dealer registrations, held by you:

________________________________________________________________

________________________________________________________________

________________________________________________________________

6.	Please list your principal employment and business activities during the last five years, as well as any relevant financial experience.

Employer/Dates	Position/Title

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

7.	Please describe your experience as an investor, including amounts invested, in securities, particularly investments in non-marketable securities and tax incentive securities such as equipment leasing, real estate, research and development, hi-tech, or oil and gas.

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

8.	Have you participated in other offerings or private placements of securities?

Yes _____                                 No _____

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I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Company as follows:

i.	The answers to the above questions are complete and correct and may be relied upon by the Company in determining whether the Private Offering in which I propose to participate is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”);

ii.	I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of any Shares of the Company;

iii.	I, together with my indicated Purchaser Representative(s), if any, have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment; I am able to bear the economic risk of the investment and currently could afford a complete loss of such investment; and

iv.	I acknowledge that the Company shall rely upon my above representations to establish that I am an accredited investor so that the Company may claim an exemption from the registration requirements of the Securities Act and applicable state registration requirements. Accordingly, I hereby agree to indemnify the Company and hold it harmless from and against any liability arising out of or in connection with any material inaccuracy contained in my above representations.

IN WITNESS WHEREOF, I have executed this Prospective Purchaser Questionnaire this _____ day of ________________, ___.

Prospective Purchaser Signature	Prospective Purchaser Signature

Print Name	Print Name

Date	Date

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SUBSCRIPTION AGREEMENT

Point Medical, Inc.

665 Martinsville Road, Ste.219

Basking Ridge, New Jersey 07920

Preliminary Discussion

Point Medical, Inc., a Delaware corporation (“PMI”,“We”, “Us” or the “Company”) is offering to sell up to a Maximum of ________ Shares to select accredited investors. We are offering to sell Shares at the per-Share price of $_____ or for $_______ for the Maximum of ______ Shares sold.

Brief Summary of Point Medical, Inc. (“PMI”)

History. Point Medical, Inc. was incorporated in the State of Delaware in August, 2013. As of _____, the company has _________ shareholders including founders, management and investors.

Background. Large Volume Infusion Pumps are used for the rapid injection of Intravenous Fluids (“IV”) such as antibiotics, cancer drugs, pain medications, hydration fluids and parental nutrition fluids. IV infusion therapy is among the three most used therapies in acute care world-wide. Each administration of IV fluids requires a single-patient-use disposable IV set comprised of an IV bag into which the fluids/drugs are loaded, and the tubing to the injection site. After the drug or fluid is administered, the set is discarded.

In their present form, the pumps in the market are unchanged in 40 years in their basic operation, namely a motor drives a linear or rotary peristaltic head that compresses the tube with the IV fluid in it thus pushing it along into the patient via the patient injection site. All pumps have the same basic sensors and corresponding alarms for: low battery, air bubble detection, and fluid line occlusion (‘kink in the line’). What has changed dramatically over the past 15 years is the advent of many additional features such as look-up tables for drug libraries often numbering in the thousands of drugs, calculation tables for infusion rates, various bolus options, patient data capture, Wi-Fi connectivity to hospital data systems, HIPPA patient confidentiality compliance routines, infusion time records and so on. While valuable options to the clinician, the complexity of the software used to deliver these features, and the continued use of fundamentally very old mechanical hardware designs used to deliver fluid are alleged to have caused erratic operational changes in the infusion delivery itself. Hence infusion pumps start, re-start, slow down, speed up, or stop without a specific command or reason why the behavior of the pump motor changed. As a consequence,

The FDA has issued numerous Warning Letters to the manufacturers of Large Volume infusion pumps and ordered product recalls in a number of cases. In fact, every major manufacturer of Large Volume infusion pumps has had its pumps recalled and several have had multiple pump recalls. The most recent large recall was ordered for Hospira; this recall involved hundreds of thousands of pumps and caused a $340 million write off for Hospira. With such a large number of ‘unexplained’ errors, in April 2010, the FDA publically described the design flaws of the current generation of pumps as a “crisis”. [For further reference see FDA’s “Infusion Pump Improvement Initiative”, In terms of number and severity of recalls since then, the situation has not improved, and the market needs solutions.

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[http://www.fda.gov/MedicalDevices/ProductsandMedicalProcedures/GeneralHospitalDevicesandSupplies/InfusionPumps/ucm205424.htm ]

New Pump and Technology. With over 10 years in the design, engineering and manufacturing of infusion pumps, PMI’s development partner, Leveraged Developments, LLC (“LD”) and its team of experienced medical device designers launched a two-year development program whose goal was to correct the problems at the root of the many pump failures. While existing pump drive systems can include over 100 moving mechanical parts such as cams, rotors, springs, fingers and hinges (see picture (A) below), our pump drive system utilizes only three moving parts in its unique proprietary and patented approach (see picture (B) below).

The new pump design is elegantly simple, utilizing aerospace-grade components that provide extremely high reliability, durability and precision. Our components are easily manufactured in large quantities at costs that help to give us strong cost-of ownership advantages over competitive pumps and disposables. The pump drive system uses low pressure air to propel the IV fluid rather than the widely used peristaltic drive systems that are inherently difficult to control. Our new system delivers IV fluids with exceptionally high levels of accuracy compared to any existing infusion pump on the market today. Additionally, the new pump positively eliminates ‘air bubbles or air in the line’ and this dramatically reduces frequent alarms and interruption of patient medicine delivery. The disposable part of the system that is incorporated into the IV administration set is designed for production runs in the millions of pieces at competitive costs. This new pump has been designed to solve the many technical, patient care and workflow issues that have plagued the infusion market for years.

Provisional patents were filed in May, 2013 and the non-provisional (‘definitive’) patents covering the pump and the disposable for both U.S. and international countries under the PCT convention were filed in May 2014. The assembly of a batch of production equivalent pumps and disposables as well as the data gathering for FDA submission occurs over the next 5 months, with submission for FDA 510(K) approval slated for end-March, 2015. The IV pump is a Class II device and the approval cycle averages four months from submission.

The resulting new pump design, disposable cassette design, patent applications and other intellectual property are the subject of a transaction (see “Asset Purchase Agreement” below) between PMI and LD. Manufacturing rights for the pump and disposable cassette were purchased by Mack Holdings, one of the largest and most highly regarded medical device manufacturers with fully FDA-compliant facilities located in the U.S. and Mexico. Our pump and disposables will be assembled in Mack Holding’s main medical device facility located in southern Vermont. PMI is in the process of assuming the agreements between LD and Mack Holdings including the Manufacturing agreements, development funding agreement and a $600,000, 25-year Note at 5% interest due to Mack Holdings. The Note principal and interest paid will be an off-set to future incentive payments due to LD.

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Picture (A): A typical “compact” pump.	Picture (B): PMI Breeze™ prototype.

Market and Our Strategy. The market for large volume infusion pumps falls into the following sectors:

•	Hospitals, approximately 5,400 primary care hospitals in the U.S. with an installed base of approximately 1,200,000 pumps.

Non-Hospital Markets include:

•	Home Care Infusion
•	Infusion Clinics mainly for delivery of Cancer Drugs
•	Ambulances and other Critical Care Transport, approximately 65,000 vehicles in U.S.
•	Military
•	Off-site, off-grid locations like oil rigs, Indian reservations and the like.
•	Collectively, the Non-Hospital Markets have an installed base of approximately 600,000 pumps.

About 75% of the U.S. market, or $750 million of the annual pump sales of $985 million are in hospitals, and the balance of $235 million is spread across the non-hospital markets. The disposable IV Administration set market is estimated at $900 million annually in the U.S. for the hospital segment and an estimated $475 million in the non-hospital markets. For products of this type the world-wide sales will typically be 2.0 times the size of the U. S. market, and again the large hospital sector dominates the usage. [See Table 1 below]

PMI’s strategy and initial focus is to commercialize our new pump in the non-hospital markets mentioned above. This is an addressable domestic annual market opportSharey of $716 million in combined pump and disposable sets, plus the foreign market potential of even larger size. PMI has established a relationship with the largest distributor to the non-hospital market, Medical Specialties Distributors (“MSD”). MSD has been tracking the development of the new pump and PMI and MSD are working cooperatively on pre-market preparations and toward a formal distribution agreement. After establishing success in the non-hospital market, PMI plans to enter the large U.S. hospital market not by directly competing with the well-established competitors with broad product lines in that sector, but rather by establishing selective and profitable licensing relationships with one or more of the major market players – all of whom are known to us.

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Table 1: Market Segmentation

	Market Segment	Annual Market ( $MM ) *
1	US Home and Clinic Infusion	603
2	US Ambulance and Transport	78
3	Military and VA	35
4	US Hospital	1650
5	International	1845
Total	WW	$4,211 MM

* Includes infusion pumps and proprietary consumable IV administration sets

Competition. Large well-known hospital supply companies such as Baxter, Hospira, CareFusion, B. Braun and Smiths Medical are the major competitors in the infusion pump market. Their activities are focused on the Hospital market where large, multiple-year contracts for pumps and administration sets are the norm. The other sectors are widely diffused, generally not part of large buying groups and are often handled by specialty distributors since direct sales calls by big company sales forces are not justified. Hence hospital pumps, though not designed with the ruggedness and portability needed for the ambulance and home infusion market end up in these markets simply because hospital type are the only pumps available. PMI is very specifically designing features and ruggedness that will address home infusion, clinic and mobile-transport market needs, as well as offer major advances over existing competitors in the broader hospital market. Table 2 (below) represents key differentiating features that will drive purchase decisions across the infusion pump market.

Table 2: DIFFERENTIATING FEATURE COMPARISON TABLE

INNOVATION FEATURES	NEW PMI PUMP	COMPETITORS
Active Air Elimination	Yes	No
Self-Priming	Yes	No
One-handed loading	Yes	No
Pre-therapy battery assurance	Yes, 1 liter delivered capacity	No, 500ml capacity (typical)
One-wipe infection control	Yes	No
Weight	1 lb.	3-9 lbs. (typical)
Delivered volume measured	Yes, continuous precision	No
Smart occlusion management	Yes	No
Internet of Things	Yes, BTLE, fully integrated	No

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Pricing. For non-hospital applications such as home–infusion and cancer clinic infusion the pump price paid by the user averages $2,400, and is somewhat higher in the fragmented markets such as ambulance and nursing homes. Disposable “administration kits” with proprietary “cassettes” sell in the range of $4.50- $6.50 each in the non-hospital market. PMI will have both extremely attractive cost of goods, as well as compelling cost of ownership in its infusion pump and accessory product line offering. These advantages will enable attractive competitive pricing at product launch, followed by price leadership as we increase market shares in each segment.

Asset purchase Agreement. PMI and LD have entered into an Asset Purchase Agreement under which PMI purchases the Intellectual Property of LD, patent applications, and know-how of the infusion pump, disposable cassette and improvements thereto. Consideration for this purchase is summarized as follows:

a)	$1,200,000 in scheduled payments intended for the completion of the product development and the filing application to the FDA. Payments commenced in March, 2014
b)	Three per-cent of the common stock of PMI outstanding as of March 31, 2014. Such stock has been issued to LD
c)	Incentive payments to LD of $100.00 per pump sold, for the life of the patents, and such incentive payments will cease under certain events including the sale of PMI.

PMI has committed to $2.88 Million of funding for future R&D projects for the 2-year period commencing June 1, 2015. This commitment will employ the engineering , design and inventiveness of the LD team. LD has additional new medical device product concepts of substantial interest to PMI.

Management

George Boyajian. Chief Executive Officer, Director. Following an early career in academia, Mr. Boyajian launched a successful entrepreneurial career as CEO of PhytoWorks, Inc. a genetically altered plant and enzyme company, then co-founder and CEO of Living Independently Group, Inc. that developed and marketed a patient safety and security system for at-home patients. This company sold to GE Medical. Most recently, he has been VP Business Development for Primus Green Energy, a subsidiary of Israel Corporation that has developed a proprietary process for the production of gasoline from natural gas. University of Pennsylvania, BA, Geology and Environmental Science, University of Chicago, Ph.D, Geophysical Sciences.

Jerry C. Ruddle. President and Chief Operating Officer, Director. With over 18 years experience at Hewlett-Packard Medical Products, Mr. Ruddle served in progressive management positions leading to National Sales Manager. He led sales, marketing, channel and new business launch teams of up to 300 professionals for a wide range of medical devices and diagnostics sold to both hospital and non-hospital markets. In recent years, he has served in senior executive positions in several venture-backed technology companies including Graphco Technologies (President and COO), Iridian Technologies (EVP) (sold to L-1 Identity Solutions (NYSE: ID)), and Advanced Cerametrics (EVP and GM), delivering innovations in the biometric security, advanced materials and energy harvesting markets. Most recently he served as Chief Development Officer at American Hospital Services Group, a leading healthcare services company, which was successfully acquired and merged. Duke University Pratt School of Engineering, BSE Biomedical Engineering; University of North Carolina, Kenan-Flagler Business School, MBA, Industrial Marketing and Finance.

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John R. Toedtman. Board Chairman. In over 40 years of business experience Mr. Toedtman has held senior management positions, as Group VP of the Metallurgical Group at Engelhard Industries, a Fortune 100 company, and as President and CEO of a number of early stage companies in the diagnostic and medical device fields. He has been on the board of 7 public companies including Vital Signs, Inc. and a number of private companies, and brings substantial experience in M&A, technology transfer and corporate strategy. He was a Managing Director at Bluestone Capital and is presently a Senior Advisor at Griffin Securities. Georgetown University, BA Economics, Georgetown University, MA, International Economics.

Joerg H. Klaube. Chief Financial Officer(Interim). A financial professional with a broad range of career appointments in corporate financial management and controllership, treasury and administrative functions, in a variety of business environments including publicly held companies. He served as chief financial officer for software design and computer marketing firms Magnitude Information Systems Inc., Shareronix Corporation and Comar Technologies Inc. and the telecommunications holding company E. Oliver Capital Group. Before that, he was employed for sixteen years with the U.S. subsidiary of Siemens AG, where lastly he served as Director of Business Administration in the Telecommunications Division. He graduated from the Banking School in Berlin, Germany, and holds a Masters in Business Administration degree from Rutgers University.

Use of Proceeds

Gross Proceeds	$

Final Production Engineering	$
FDA Data & Submission	$
Sales & Marketing	$
Working Capital	$
Deal Expenses	$

Total	$

Potential investors in this Private Offering should not solely rely upon the foregoing summaries of PMI but should review for themselves the attached financial statements and accompanying business information.

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Summary Financial Forecast

Projected Four-Year Financials

($000)	2014	2015*	2016	2017
Revenue
GP
EBITDA

Extraordinary Opportunity.

While directly marketing to the non-hospital segments, PMI’s strategy also calls for the licensing and /or private label manufacturing of our pump and disposable technology to one or more major medical device companies that dominate the large hospital segment in the U.S. and many foreign markets. The combination of licensing fees, royalties and product revenues from such agreements could be material or even substantial. Such income is not included in the above forecast.

PMI’s Authorized Common Shares. As of _______, there were _______ shares of PMI common stock authorized, with _______ shares issued and outstanding. In addition, there were outstanding warrants with a total of _______ underlying common shares.

Following consummation of this Private Placement Offering, if all _______ Shares are subscribed for, there would be _______ shares outstanding, assuming that no conversions or exercises of any outstanding PMI common share equivalents took place.

Private Offering Terms. We are offering up to _______Shares at the price of $_______ per Share, to select accredited investors on a “best efforts” basis. This means that once we accept an investor’s Subscription Agreement, his or her subscription funds will be released to the Company and applied for the intended purposes: please see, “Use of Proceeds” at Page 12 above. We shall continue to accept Subscription Agreements from investors until the earlier of (a) having sold ___ Shares in this Private Offering and received gross proceeds of $_______ or (b) _______, our Private Offering “Termination Date”, which date may be extended by us for up to 60 days.

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Contractual Provisions

The undersigned ("Subscriber") desires to purchase the number of Shares set forth on the signature page of this Agreement (the "Agreement"). Accordingly, the Company and Subscriber agree as follows:

1. Sale and Purchase. Subject to the terms and conditions set forth in this Private Placement Offering, Subscription Agreement Disclosure Document, Subscriber hereby tenders the amount set forth on the signature page of this Agreement for the purchase of the number of Shares set forth on said signature page.

2. Representations, Warranties, and Agreements of Subscriber. In connection with this subscription, Subscriber hereby makes the following representations, warranties, and agreements and confirms the following understandings, each of which are made or confirmed, as the case may be, with respect to Shares subscribed for herein:

(a) Investment Purpose. Subscriber is acquiring Shares for Subscriber's own account and for investment purposes only.

(b) Review and Evaluation of Information Regarding the Company. The Subscriber has reviewed and is familiar with the disclosures contained in (i) this Private Placement Offering, Subscription Agreement and Disclosure Document, (ii) the Business Information documents attached hereto as Exhibit A, and (iii) the Company’s financial statements, a copy of which is attached hereto as Exhibit B. The Subscriber acknowledges and agrees that the offer and sale of the Shares is being made by means of and in reliance upon the representations made by the Company in Section 6 of this Private Placement Offering, Subscription Agreement and Disclosure Document only and not based upon any other representation or statement contained in any business plan (including any Exhibit hereto), projection, or any other document. The Subscriber also acknowledges that Subscriber has conducted, or has been afforded the opportunity to conduct, an investigation of the Company and has been offered the opportunity to ask representatives of the Company questions about the Company’s financial condition and proposed business and that Subscriber has obtained such available information as Subscriber has requested, to the extent Subscriber has deemed necessary, to permit Subscriber to fully evaluate the merits and risks of an investment in the Company. Representatives of the Company have answered all inquiries that Subscriber has put to them concerning the Company, its activities and the offering and sale of the Shares.

(c) Risks. Subscriber recognizes that the purchase of the Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) Subscriber may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, Subscriber could sustain a complete loss of his or her entire investment.

(d) Subscriber's Financial Experience. Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company or, if he or she has utilized the services of a purchaser representative, together with such representative, are sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company.

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(e) Suitability of Investment. Subscriber has evaluated the merits and risks of Subscriber's proposed investment in the Company, including those risks particular to Subscriber's situation, and has determined that this investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character, and at this time Subscriber can bear a complete loss of Subscriber's investment. Further, Subscriber will continue to have, after making an investment in Shares, adequate means of providing for Subscriber's current needs, the needs of those dependent on Subscriber, and possible personal contingencies.

(f) Exempt Offering – Shares are “Restricted Securities”. Subscriber understands that the sale of Shares is not being registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on the basis of claimed exemptions from registration under the Securities Act and applicable state securities laws, and the rules and regulations promulgated thereunder, and that reliance on such exemptions are predicated, in part, on Subscriber's representations and warranties contained in this Agreement. Subscriber further understands that the shares offered hereby are deemed “restricted securities” as such term is defined in Rule 74 promulgated under the Securities Act and that the certificate evidencing the securities offered hereby shall bear a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY SUCH PROPOSED PLEDGE, HYPOTHECATION, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

(g) Limitations on Disposition. Subscriber understands that there are substantial restrictions on the transferability of the securities represented by the Shares pursuant to the Securities Act; the these securities will not be registered under the Securities Act; and, accordingly, Subscriber may have to hold the securities represented by the Shares for an indefinite period of time. Subscriber represents that Subscriber can afford to hold the securities represented by the Shares for an indefinite period of time.

(h) Absence of Official Evaluation. Subscriber understands that no federal or state agency has made any finding or determination as to the fairness of the terms of an investment in the Company, or any recommendation for or endorsement of the Shares offered hereby.

(i) Additional Financing. Subscriber further acknowledges that nothing hereunder shall preclude the Company from seeking and/or procuring additional equity and/or debt financing. Subscriber understands and accepts that his ownership interest in the Company will be diluted under any such additional financing.

(j) Non-Reliance. Subscriber is not relying on the Company or any representation contained herein with respect to the tax and economic effect of Subscriber's investment in the Company.

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(k) Acceptance. Subscriber acknowledges that the Company shall, in its sole discretion, have the right to accept or reject this subscription, in whole or in part, for any reason or for no reason. If Subscriber’s subscription is accepted by the Company, Subscriber shall, and Subscriber hereby elects to, execute any and all further documents necessary in the opinion of the Company to complete his subscription and become an investor.

(l) Authority to Enter into Agreement. Subscriber has the full right, power, and authority to execute and deliver this Agreement and perform Subscriber's obligations hereunder.

(m) Entity as a Subscriber. If Subscriber is a corporation, partnership, trust, or other entity, (i) Subscriber is authorized and qualified to become a shareholder in the Company and is authorized to, make its investment in the Company; (ii) Subscriber has not been formed for the purpose of acquiring an interest in the Company; (iii) Subscriber has not been in existence for less than 90 days prior to the date hereof; and (iv) the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

(n) Prohibitions on Cancellation, Termination, Revocation, Transferability, and Assignment. Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, Subscriber is not entitled to cancel, terminate, or revoke this Agreement, and this Agreement shall survive Subscriber's death or disability or any permitted assignment of Shares. Subscriber further agrees that Subscriber may not transfer or assign Subscriber's rights under this Agreement, and Subscriber understands that, if Subscriber's subscription is accepted, the transferability of the Shares will be restricted.

(o) Obligation. This Agreement constitutes a valid and legally binding obligation of Subscriber and neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute a violation of or default under, or conflict with, any judgment, decree, statute or regulation of any governmental authority applicable to Subscriber, or any contract, commitment, agreement, or restriction of any kind to which Subscriber is a party or by which Subscriber's assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable laws, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to Subscriber.

(p) Required Approvals. No approval, authorization, consent, order, or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Subscriber or the purchase of the Shares.

(q) No General Solicitation. Subscriber is not subscribing for Shares because of or following any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than an authorized representative of the Company.

3. Representations, Warranties and Agreements of the Company. In connection with this subscription, the Company makes the following representations, warranties and agreements and confirms the following understandings:

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(a) Company's Good Standing. The Company is a corporation organized and validly existing under the laws of the State of New Jersey, and it has all corporate authority and power to conduct its business and to own its properties.

(b) Legal and Other Proceedings. Neither the Company, nor any of its affiliates or its officers is a party to any pending or, to the best knowledge of the Company, threatened, or unasserted but considered by it to be probable of assertion, claim, action, suit, investigation, arbitration or proceeding, or is subject to any order, judgment or decree that is reasonably expected by management of the Company to have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings or results of operations of the Company. The Company is not, as of the date hereof, a party to or subject to any enforcement action instituted by, or any agreement or memorandum of understanding with, any federal or state regulatory authority restricting its operations or requiring that actions be taken, and no such regulatory authority has threatened any such action, memorandum or order against the Company and the Company has not received any report of examination from any federal or state regulatory agency which requires that the Company address any problem or take any action which has not already been addressed or taken in a manner satisfactory to the regulatory agency.

(c) Authorization; Conflict; Valid and Binding Obligation. This Agreement and the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of the Company. The Company has full right, power and capacity to execute, deliver and perform its obligations under this Agreement. No governmental license, permit or authorization and no registration or filings with any court, governmental authority or regulatory agency is required in connection with the Company's execution, delivery and/or performance of this Agreement, other than any filings required by applicable federal and state securities laws. The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not violate or conflict with any provision of the Certificate of Incorporation or its By Laws, or any agreement, instrument, law or regulation to which the Company is a party or by which the Company may be bound. This Agreement, upon execution and delivery by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.

4. Survival of Representations, Warranties, Agreements and Acknowledgments. The representations, warranties, agreements, and acknowledgments of the Company and Subscriber shall survive the offering and purchase of Shares.

5. Indemnification of the Company. Subscriber agrees to indemnify and hold harmless the Company against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys' fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by Subscriber to comply with any covenant or agreement made by him, her or it herein or in any other document furnished by it in connection with this subscription.

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Risk Factors

6. Risk Factors. Any investment in our securities involves a high degree of risk. You should consider carefully the following information contained in this Subscription Agreement, before you decide to invest in our Shares. If any of the following risks actually occurs, our business, results of operations and financial condition would likely suffer. In these circumstances, you might lose all or part of the money you paid to invest in our Shares.

6.1 Forward Looking Statements. There are disclosures contained in this Private Placement Offering, Subscription Agreement and Disclosure Document and the Exhibits attached hereto that contain forward-looking statements. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of the Company set forth herein or in the Exhibits incorporated by reference herein and those preceded by or that include the words ``believes,'' ``expects,'' ``given,'' ``targets,'' ``intends,'' ``anticipates, “plans,'' ``projects,'' ``forecasts'' or similar expressions, are “forward-looking statements”. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. The Company assumes no obligation to update any of the information contained or referenced in this Private Placement Offering, Subscription Agreement Disclosure Document and in the Exhibits incorporated by reference herein beyond the date hereof.

6.2 Limited Operating History. Our future development hinges to a significant degree upon market acceptance of a new generation of pumps under development for which there exists no operating history so far. You should evaluate the likelihood of the Company’s financial and operational success in light of the significant uncertainties and complexities present with a smaller company with limited resources, many of which are beyond our control, including, without limitation:

- the Company’s potential inability to successfully complete development and bring to market its new generation of infusion pumps, in the highly competitive medical devices marketplace;

- the Company’s inability to retain qualified personnel;

- the Company’s inability to effectively manage its business relationships with customers, and strategic partners; and

-	The Company’s inability to attain FDA approval for the newly designed pump

If our business becomes subject to any one or more of the above negative conditions, our business, financial condition and results of operations could be subject to materially adverse consequences and potential investors could lose their entire investment.

6.3 Business Prospects and Potential Growth. Our success shall depend to a significant degree upon the economic and other business conditions affecting the market in which we operate. Our ability to grow our business will be subject to those risks inherent to business expansion: availability of a sufficient number of qualified personnel, adequate information technology, equipment and financial controls to support such growth. If there is any decrease in the demand for our products and services any such deficiency could have a material, adverse affect on such business, financial condition, results of operations and cash flows, and, thereby, have a corresponding material adverse impact on our business, assets and financial condition.

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6.4 No Public or Other Market currently exists for our Common Stock. There is currently no public or other market for our Common Stock offered in our Private Offering. In addition to the transfer restrictions set forth above and elsewhere in this Subscription Agreement, your investment in our securities is a very illiquid investment and you may not be able to offer to sell or sell our shares of Common Stock in any marketplace, or if at all, at prices comparable to the price paid for them. Potential investors should be able to bear the risk of an investment in our Shares for an indefinite period of time.

6.5 The Subscription Price for our Shares was not based upon any Recognizable Measure of Value. We arbitrarily determined the purchase price for our Shares offered hereby. There is no economic relationship between the offering price of our Shares and any component of our financial condition, our assets, the book value of such assets or earnings.

6.6 There is no guarantee that the patent applications that we have filed will in fact issue, or if issued, will contain claim language we have sought. Furthermore, if our patents issue, others may challenge our patents on the basis of infringement, derivation, or other alleged deficiencies.

FOR ALL OF THE AFORESAID REASONS, AND OTHERS, INCLUDING THOSE SET FORTH HEREIN, THESE SHARES OF INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN OUR SHARES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PRIVATE PLACEMENT OFFERING, SUBSCRIPTION AGREEMENT DISCLOSURE DOCUMENT AND THE EXHIBITS ATTACHED HERETO, SOME OF WHICH ARE INCORPORATED HEREIN BY REFERENCE. THESE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT.

7. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

(b) Amendments. This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(c) Notices. Any notice, demand, or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be deemed given on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; on the date delivered by an overnight courier service; on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested, with postage and other fees prepaid) addressed to such addresses as provided herein.

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(d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to Subscriber’s benefit and the benefit of Subscriber’s heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties, and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, successors, administrators, legal representatives, and permitted assigns.

(e) Choice of Law; Venue. This Agreement will be interpreted, construed, and enforced in accordance with the laws of the State of New Jersey, without giving effect to the application of the principles pertaining to conflicts of laws. Any proceeding arising between the parties in any manner pertaining or relating to this Agreement shall, to the extent permitted by law, be held in New Jersey.

(f) Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

(g) Severability. The invalidity, illegality, or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality, or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this Agreement shall be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein.

(h) Enforcement. Should it become necessary for any party to institute legal action to enforce this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses, and costs.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

(j) Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

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POINT MEDICAL, INC.

SUBSCRIPTION AGREEMENT

SIGNATURE PAGE FOR INDIVIDUALS

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the ____ day of ___________________, _______.

Total Number of Shares Subscribed for: _______ Share(s)

Total Purchase Price ($__X ____________________ Share(s) = $_________________

________________________________	________________________________
(Signature of Subscriber)	(Signature of Spouse or Joint Tenant, If Any)
________________________________	________________________________
(Print Name of Subscriber)	(Print Name of Spouse or Joint Tenant, If Any)
________________________________	________________________________

________________________________	________________________________
(Address)	(Address)
____________________	________________________________
(Telephone Number)	(Telephone Number)
____________________	________________________________
(Social Security Number)	(Social Security Number)
____________________	________________________________
(Date)	(Date)

Note: If two purchasers are signing, please check the manner in which the ownership is to be legally held (the indicated manner shall be construed as if written out in full accordance with applicable laws or regulations):

_________ JT TEN: As joint tenants with right of survivorship and not as tenants in common.

_________ TEN COM: As tenants in common.

_________ TENENT: As tenants by the entireties.

The undersigned hereby tenders to Point Medical, Inc. the amount above for the number of Shares indicated and subscribed for. Wire transfer information is set forth at Page 2 above. Checks should be made payable to: “Point Medical, Inc.,” and sent, together with the appropriate signed Subscription Agreement Pages (2 Copies), the signed Purchaser Questionnaire to: Point Medical, Inc., 665 Martinsville Road, Ste. 219, Basking Ridge, New Jersey 07920. Fax: 908-604-9077. Telephone: 908-350-7660.

APPROVED AND ACCEPTED BY POINT MEDICAL, INC. in accordance with the terms of this Subscription Agreement, on this ____ day of _________________, ___.

By: ___________________________________

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POINT MEDICAL, INC.

SUBSCRIPTION AGREEMENT

SIGNATURE PAGE FOR CORPORATIONS, TRUSTS, PARTNERSHIPS OR

RETIREMENT PLANS

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the ____ day of ___________________, ___.

Total Number of Shares Subscribed for: __________________ Share(s)

Total Purchase Price ($__ per Share): $____________________

________________________________

(Signature of Subscriber)

_______________________________

(Print Name of Subscriber)

_______________________________

_______________________________

(Address)

_______________________________

(Telephone Number)

_______________________________

(Social Security Number)

_______________________________

(Date)

_______________________________

(Federal Employer Identification Number or Other Tax Identification Number)

The undersigned hereby tenders to Point Medical, Inc. the amount above for the number of Shares indicated and subscribed for. Wire transfer information is set forth at Page 2 above. Checks should be made payable to: “Point Medical, Inc.,” and sent, together with the appropriate signed Subscription Agreement Pages (2 Copies), the signed Purchaser Questionnaire to: Point Medical, Inc., 665 Martinsville Road, Ste. 219, Basking Ridge, New Jersey 07920. Fax: 908-604-9077. Telephone: 908-350-7660.

APPROVED AND ACCEPTED BY POINT MEDICAL, INC. in accordance with the terms of this Subscription Agreement, on this ____ day of _________________, ___.

By: ___________________________________

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